CERTIFICATIONS — EXHIBIT 32

CERTIFICATION PURSUANT TO

18 U.S.C. SECTION 1350,

AS ADOPTED PURSUANT TO

SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

In connection with the Quarterly Report of Flowers Foods, Inc. (the “company”) on Form 10-Q for the period ended April 20, 2013, as filed with the Securities and Exchange Commission on the date hereof (the “Report”), each of the undersigned officers of the company certifies, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that, to such officer’s knowledge:

1. The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

2. The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the company as of the dates and for the periods expressed in the Report.

/S/ GEORGE E. DEESE
George E. Deese
Chairman of the Board and
Chief Executive Officer

/s/ R. STEVE KINSEY
R. Steve Kinsey
Executive Vice President and
Chief Financial Officer

/s/ KARYL H. LAUDER
Karyl H. Lauder
Senior Vice President and
Chief Accounting Officer

Date: May 16, 2013

The foregoing certification is being furnished solely pursuant to 18 U.S.C. Section 1350 and is not being filed as part of the Report or as a separate disclosure document.